SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               ARDEN REALTY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

    (2)    Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

    (4)    Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
    (5)    Total fee paid:

           ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:

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    (2)    Form, Schedule or Registration Statement No.:

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    (3)    Filing Party:

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    (4)    Date Filed:

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

                               ARDEN REALTY, INC.
                            11601 Wilshire Boulevard
                                  Fourth Floor
                              Los Angeles, CA 90025

                                                                  April 13, 2001

Dear Stockholder:

         You are cordially invited to attend the 2001 annual meeting of stockholders of Arden Realty, Inc. to be held on May 15, 2001 at 10:00 a.m., local time, at Shutters on the Beach, a hotel located at One Pico Boulevard, Santa Monica, California 90405.

         Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follows. Also included is a Proxy Card and postage paid return envelope.

         It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                                     Sincerely,


                                                     /s/ Richard S. Ziman
                                                     --------------------
                                                     Richard S. Ziman
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                               ARDEN REALTY, INC.
                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 15, 2001
                        ---------------------------------

To the stockholders of Arden Realty, Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Arden Realty, Inc., a Maryland corporation, will be held at Shutters on the Beach, a hotel located at One Pico Boulevard, Santa Monica, California 90405 on May 15, 2001, at 10:00 a.m., local time, for the following purposes:

1. To elect two directors to serve until the Annual Meeting of stockholders in the year 2004 and until their successors are duly elected and qualified;

2.   To consider one stockholder proposal, if presented to the meeting; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on March 30, 2001 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. A list of stockholders will be available for inspection at the offices of Arden Realty, Inc. at 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, California 90025, at least 10 days prior to the Annual Meeting.

         STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                          By Order of the Board of Directors,


                          /s/ David A. Swartz
                          -------------------
                          David A. Swartz
                          General Counsel and Secretary

April 13, 2001
Los Angeles, California

                               ARDEN REALTY, INC.
                            11601 Wilshire Boulevard
                                  Fourth Floor
                              Los Angeles, CA 90025

                            -------------------------


                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                  May 15, 2001

                           ---------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arden Realty, Inc., a Maryland corporation, of proxies from the holders of our issued and outstanding Common Shares of stock, $.01 par value per share, to be exercised at the Annual Meeting of Stockholders to be held on May 15, 2001 at Shutters on the Beach, a hotel located at One Pico Boulevard, Santa Monica, California 90405 at 10:00 a.m., local time, and at any adjournments or postponements of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting.

         This Proxy Statement and enclosed form of proxy are first being mailed to our stockholders on or about April 13, 2001.

         At the Annual Meeting, our stockholders will be asked to consider and vote upon the following proposals:

         1. The election of two directors to serve until the annual meeting of stockholders to be held in the year 2004 and until their successors are duly elected and qualified; and

         2. One stockholder proposal, if presented to the meeting; and

         3. Such other business as may properly come before the meeting.

         Only the holders of record of our Common Shares at the close of business on March 30, 2001, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 63,658,200 of our Common Shares were outstanding. A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will count toward the presence of a quorum.

         In order to be elected as a director, a nominee must receive a plurality of all votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of director nominees. The stockholder proposal must be approved by a majority of the votes cast, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the result of the stockholder proposal vote.

         The Common Shares represented by all properly executed proxies returned to us will be voted at the Annual Meeting as indicated or, if no instruction is given, FOR the nominees for director and AGAINST approval of the stockholder proposal. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. We do not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of Arden Realty a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, THAT INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ARDEN REALTY SINCE THE DATE HEREOF.

                   -------------------------------------------

               The date of this proxy statement is April 13, 2001

                               EXECUTIVE OFFICERS

         The following is a biographical summary of the experience of our executive and senior officers.

         RICHARD S. ZIMAN. Mr. Ziman, 58, is a founder of Arden Realty and has served as Arden Realty's Chairman of the Board and Chief Executive Officer and as a Director since its formation in October 1996. Mr. Ziman has been involved in the real estate industry for 30 years. In 1990, Mr. Ziman formed Arden Realty Group, Inc., a California corporation, subsequently known as "Namiz," and served as its Chairman of the Board and Chief Executive Officer from its inception until the formation of Arden Realty. In 1979, he co-founded Pacific Financial Group, a diversified real estate investment and development firm headquartered in Beverly Hills, of which he was the Managing General Partner. Mr. Ziman received his Bachelor's Degree and his Juris Doctor Degree from the University of Southern California and from 1971 to 1980 practiced law as a partner of the law firm of Loeb & Loeb, specializing in transactional and financing aspects of real estate. Mr. Ziman's term as Director will expire at the 2002 annual meeting of stockholders.

         VICTOR J. COLEMAN. Mr. Coleman, 39, is a founder of Arden Realty and has served as President and Chief Operating Officer and as a Director since its formation in October 1996. Mr. Coleman was a co-founder of Namiz and was its President and Chief Operating Officer from 1990 to 1996. From 1987 to 1989, Mr. Coleman was Vice President of Los Angeles Realty Services, Inc. and earlier in his career, from 1985 to 1987, was Director of Marketing/Investment Advisor of Development Systems International and an associate at Drexel Burnham Lambert specializing in private placements with institutional and individual investors. Mr. Coleman received his Bachelor's Degree from the University of California at Berkeley and received his Master of Business Administration Degree from Golden Gate University. Mr. Coleman's term as Director will expire at the 2002 annual meeting of stockholders.

         ANDREW J. SOBEL. Mr. Sobel, 41, has served as Arden Realty's Executive Vice President - Strategic Planning and Operations with oversight of Arden Realty's operational and financial strategies since July 2000. Prior to that, Mr. Sobel served as Arden Realty's Executive Vice President and Director of Property Operations from August 1996 until his resignation from Arden Realty in February 2000. From February 2000 to July 2000, Mr. Sobel served as the President of 555-1212.com, an Internet information based company. Mr. Sobel is an attorney, admitted to the State Bar of California in 1985, with 11 years experience in the practice of real estate law. Mr. Sobel received his Bachelor's Degree from State University of New York at Oswego and his Juris Doctor Degree from the University of California, Berkeley (Boalt Hall).

         DANIEL S. BOTHE. Mr. Bothe, 35, has served as Arden Realty's Senior Vice President and Co-Chief Financial Officer since July 2000. From December 1997 to July 2000, Mr. Bothe served as Arden Realty's Senior Vice President - Finance, and Vice President - Finance from December 1996 to December 1997. From 1993 to 1996, Mr. Bothe was a management consultant with the E&Y Kenneth Leventhal Real Estate Group of Ernst &Young LLP. From 1988 to 1991, Mr. Bothe served as a member of the audit staff of KPMG Peat Marwick LLP specializing in real estate. Mr. Bothe is a Certified Public Accountant in the State of California and a member of the America Institute of CPAs. Mr. Bothe received his Bachelor of Science Degree in Accounting from San Diego State University and his Master of Business Administration Degree from the University of Southern California.

         RICHARD S. DAVIS. Mr. Davis, 42, has served as Arden Realty's Senior Vice President, Co-Chief Financial Officer and Treasurer since July 2000. From December 1997 to July 2000, Mr. Davis served as Arden Realty's Senior Vice President and Chief Accounting Officer. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG Peat Marwick LLP and Price Waterhouse LLP, specializing in real estate. Mr. Davis is a Certified Public Accountant in the states of California and Missouri and a member of the American Institute of CPAs. Mr. Davis received his Bachelor of Science Degree in Accounting from the University of Missouri at Kansas City.

         RANDY J. NOBLITT. Mr. Noblitt, 44, has served as Arden Realty's Senior Vice President - Property Operations since November 1997. From 1995 to 1997, Mr. Noblitt established a management consulting practice serving the real estate industry. From 1993 to 1995, Mr. Noblitt served as Senior Vice President of Tishman West in charge of their Southern California operations. In 1992 and 1993, Mr. Noblitt served as Senior Portfolio Manager and Director of Management Services for Cushman & Wakefield in Southern California. Mr. Noblitt's career includes extensive experience in asset management, leasing and development of all commercial property types. Mr. Noblitt received his Bachelor of Science Degree in Business Administration from California State University, Northridge.

         ROBERT C. PEDDICORD. Mr. Peddicord, 39, has served as Arden Realty's Senior Vice President - Leasing since October 1997. From 1987 to 1996, Mr. Peddicord was a Managing Director in the West Los Angeles office of Julien J. Studley, representing landlords and tenants in the leasing of office space. From 1984 to 1986, Mr. Peddicord served as a branch Vice President for Great Western Financial Corporation. Mr. Peddicord received his Bachelor's Degree in Economics from the University of California at Los Angeles.

         JEFFREY A. BERGER. Mr. Berger, 39, has served as Arden Realty's Senior Vice President - Project Development and Technology since October 1997. Prior to joining Arden Realty, Mr. Berger served as Vice President and Director of Berger Realty Group, a privately held real estate company in Chicago, Illinois. Berger Realty Group managed and leased approximately 1,000 apartments, and over two million net rentable square feet of office, retail, and R&D/industrial properties. Mr. Berger was responsible for all acquisitions and finance and for managing a staff of 75 people. Prior to joining Berger Realty Group, Mr. Berger served as Assistant Vice President of Real Estate Acquisitions for Heitman Financial. Mr. Berger received his Bachelor of Science Degree in Communication Studies from Northwestern University.

         HERBERT L. PORTER. Mr. Porter, 63, has served as Arden Realty's Senior Vice President - Construction and Development since its formation. Mr. Porter served as Director of Construction and Capital Improvements for Namiz from 1993 to 1996. From 1973 to 1992, Mr. Porter was a partner/owner in his own real estate development and property management company specializing in medium to high-rise commercial office buildings. Mr. Porter's over 25 years in commercial office development include planning, financing, acquisition, entitlements and approvals, design, construction, marketing, leasing, tenant improvements and outright sale. Mr. Porter received his Bachelor's Degree from the University of Southern California.

         DAVID A. SWARTZ. Mr. Swartz, 35, has served as Arden Realty's General Counsel and Secretary since August 1999, and from May 1998 to August 1999 served as Associate General Counsel. From September 1991, until his employment with Arden Realty, Mr. Swartz was a real estate attorney with the law firm of Allen, Matkins, Leck, Gamble & Mallory, LLP, where he managed and negotiated commercial real estate transactions, handled litigation for major institutional clients and served as legal advisor to property owners, building and asset managers, real estate brokers and tenants. A graduate of The Wharton School of the University of Pennsylvania with a Bachelor of Science in Economics, Mr. Swartz received his Juris doctorate from UCLA School of Law in 1991.

         BRIGITTA B. TROY. Ms. Troy, 60, has served as Arden Realty's Senior Vice President - Acquisitions and Dispositions since its formation. Ms. Troy served as Director of Acquisitions for Namiz from 1993 to 1996, and for Pacific Financial Group from 1982 to 1989. During the period from 1989 to 1993, she was principal of Esquire Investment Partners, a real estate advisory firm. A graduate of Radcliffe College, Ms. Troy received her Juris Doctor Degree from the University of Southern California Law School and a Master of Business Administration from the UCLA Graduate School of Management. Ms. Troy is also a member of the State Bar of California.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the compensation we paid for services rendered during the fiscal years ended December 31, 2000, 1999 and 1998 to our Chief Executive Officer and to our four other most highly compensated executive officers, or the named executive officers.

SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                        Annual Compensation              Compensation Awards
                                              --------------------------------------    ----------------------
                                                                       Other Annual      Options    Restricted     All Other
      Name and Title                  Year     Salary      Bonus     Compensation (1)   Granted (#)  Stock (2)  Compensation (3)
----------------------------          ----    ---------   ---------  ----------------   -----------  ---------  ---------------


Richard S. Ziman ...............      2000    $ 487,500   $ 450,000       $14,400       200,000     $2,025,000       $5,250
  Chairman of the Board and           1999      390,000     225,000        47,100       125,000           --          5,000
  Chief Executive Officer             1998      330,000     247,500         9,600       422,000           --          5,000

Victor J. Coleman ..............      2000    $ 352,500   $ 308,125       $14,400       130,000     $1,518,750       $5,250
  President, Chief Operating          1999      300,000     165,000        36,650        80,000           --          5,000
  Officer and Director                1998      275,000     206,250         7,800       280,000           --          5,000

Andrew J. Sobel (4).............      2000    $ 190,375   $  41,250       $ 5,430       100,000     $2,801,250       $5,250
  Executive Vice President -          1999      205,000     123,750         2,600        60,000           --          5,000
  Strategic Planning and Operations   1998      187,500     140,625          --         200,000           -- (4)      4,977

Robert C. Peddicord ............      2000    $ 221,000   $ 140,000       $ 7,200        47,000     $  519,000       $3,608
  Senior Vice President -             1999      196,000      70,000          --          50,000           --          5,000
  Leasing                             1998      112,300     127,600          --          70,000           --          4,576

Randy J. Noblitt................      2000    $ 217,500   $ 125,000       $17,950        47,000     $  519,000       $5,250
   Senior Vice President -            1999      170,000      75,000         3,600        50,000           --          5,000
   Property Operations                1998      143,750      65,000         3,600        50,000           --          5,000


(1) Includes payments related to unused vacation time of $37,500 and $28,850 in 1999 to Messrs. Ziman and Coleman, respectively, and annual auto allowances.

(2) Restricted stock is awarded pursuant to our Long-Term Incentive Program. All restricted stock awards granted under our Long-Term Incentive Program are made in accordance with the provisions of the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership. The amounts shown reflect the market value of the restricted stock awards on the date of grant. The restriction on these shares prohibits the sale or transfer of such shares and lapse on a scheduled basis over the executive's employment, equally on the anniversary date of the awards over four years for 100,000 Common Shares for Mr. Sobel and over five years for 10,000 Common Shares for Mr. Sobel and for all awards to Messrs. Ziman, Coleman, Peddicord and Noblitt.

(3) Represents the amount we contributed pursuant to our 401(k) retirement plan. Under the terms of this plan, we match 50% of the employee's contribution to the plan, up to a maximum match of 5% of the employee's salary. Employees may contribute up to 20% of their salary subject to certain limitations imposed by the Internal Revenue Code.

(4) In August 1998, we issued 42,553 Common Shares to Mr. Sobel. These shares were encumbered by a promissory note in the amount of $1.0 million. The promissory note was recourse and secured by the Common Shares issued, bore interest at 6% per annum with all accrued interest and principal due on August 14, 2004. Mr. Sobel resigned as Executive Vice President and Director of Property Operations effective February 18, 2000. At the time of his resignation, Mr. Sobel surrendered the Common Shares underlying his promissory note and executed a new promissory note in the amount of $223,887, representing the difference between the value of the Common Shares surrendered and the unpaid principal and interest on his original promissory note. The new promissory note bears interest at 6.56% per annum, with all accrued interest and principal due on February 8, 2002. In addition, effective with his resignation, Arden Realty and Mr. Sobel entered into a consulting and non-competition agreement for a term of two years. Under this agreement, Mr. Sobel received compensation of $6,000 per month which was applied against the unpaid interest and principal on the new promissory note. In July 2000, Mr. Sobel returned to Arden Realty as Executive Vice President - Strategic Planning and Operations, terminating the consulting and non-competition agreement described above, and is in the process of finalizing a new employment agreement with Arden Realty addressing, among other things, repayment of the promissory note.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table presents information relating to options granted to purchase our Common Shares to the named executive officers during 2000.

                                                    Individual Grants (1)
                            ----------------------------------------------------------------------
                                 Number of                                                              Potential Realizable
                                  Common           Percent of                                                 Value at
                                  Shares          Total Options                                        Assumed Annual Rates of
                                Underlying         Granted to         Exercise                        Share Price Appreciation
                                 Options          Employees in        Price Per     Expiration           For Option Term (2)
                                                                                                      ------------------------
Name                             Granted           Fiscal Year          Share          Date              5%              10%
----                             -------           -----------          -----          ----              --              ---

Richard S. Ziman                 200,000             17.91%             $25.50        7/27/10        $3,207,000      $  8,128,000

Victor J. Coleman                130,000             11.64%             $25.50        7/27/10        $2,085,000      $  5,283,000

Andrew J. Sobel                  100,000              8.95%             $25.50        7/27/10        $1,604,000      $  4,064,000

Robert C. Peddicord               47,000              4.21%             $25.50        7/27/10        $  754,000      $  1,910,000

Randy J. Noblitt                  47,000              4.21%             $25.50        7/27/10        $  754,000      $  1,910,000

(1) The options granted become exercisable in three equal installments beginning on the first anniversary of the date of grant. All options granted in 2000 have a term of ten years subject to earlier termination in certain events related to termination of employment. The exercise price for all options granted in 2000 is equal to the fair market value of our outstanding Common Shares on the date of grant.

(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. We cannot assure you that these appreciation rates will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning exercised and unexercised options held by the named executive officers at December 31, 2000.

                                                                        Number of                     Value of Unexercised
                                                                  Securities Underlying                   In-the-Money
                              Shares                               Unexercised Options                     Options at
                            Acquired on         Value            At December 31, 2000                 December 31, 2000 (1)
                                                             -----------------------------       -----------------------------
Name                       Exercise (#)     Realized ($)     Exercisable      Unexercisable      Exercisable     Unexercisable
----                       ------------     ------------     -----------      -------------      -----------     -------------

Richard S. Ziman                --               --             962,167           262,500        $  1,742,000      $  375,000

Victor J. Coleman               --               --             710,000           170,000        $  1,521,000      $  240,000

Andrew J. Sobel                 --               --             170,000           100,000        $    205,000            --

Robert C. Peddicord             --               --              73,334           103,666        $    105,000      $  196,000

Randy J. Noblitt                --               --              50,000            97,000        $     98,000      $  196,000

(1) Based on the December 31, 2000 closing price of $25.125 per share of Arden Realty's common stock, as reported by the New York Stock Exchange.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with Messrs. Ziman, Coleman, Peddicord and Noblitt. Mr. Sobel also had an employment agreement with us that terminated at Mr. Sobel's request on February 18, 2000. The employment agreements of Messrs. Ziman and Coleman had an original expiration date of October 1999, and were subject to automatic one-year extensions following the expiration of those terms. In July 2000, Messrs. Ziman and Coleman entered into new employment agreements expiring in July 2004. The new employment agreements are subject to automatic one-year extensions following the expiration of those terms. The employment agreements for Messrs. Ziman and Coleman provide for a base compensation and bonus to be determined by Arden Realty's Compensation Committee.

         In May 1999, Arden Realty entered into employment agreements with Messrs. Peddicord and Noblitt with initial terms expiring in December 2000 that are subject to automatic one-year extensions following the expiration of their original terms. The employment agreements for Messrs. Peddicord and Noblitt provide for annual base compensation and bonuses to be determined by Arden Realty's Compensation Committee.

         The annual compensation and bonuses paid to these executives for 2000 are presented in the Summary Compensation table above.

         The employment agreements of Messrs. Ziman, Coleman, Peddicord and Noblitt entitle the executives to participate in our 1996 Stock Option and Incentive Plan. Each executive has been allocated the number of stock options and restricted stock awards presented in the tables above. Each executive will also receive certain other insurance and pension benefits.

         In the event of a termination of any of these executives by Arden Realty without "cause", a termination by the executive for "good reason", or a termination pursuant to a "change in control" of Arden Realty, as those terms are defined in their respective employment agreements, the terminated executive will be entitled to (1) a single severance payment and (2) continued receipt of certain health benefits for a specified period of time following the date of termination. The single severance payments for Messrs. Ziman and Coleman are equal to the sum of four times the respective executive's highest annual base compensation for the preceding 48 months and four times the highest annual bonus received in the preceding 48 month period. The single severance payment for Messrs. Peddicord and Noblitt is equal to the sum of three times their average annual base compensation for the preceding 24-month period and an amount equal to three times their most recent annual bonus. Messrs. Ziman and Coleman will continue to receive the severance benefits described above for four years commencing on the date of termination and Messrs. Peddicord and Noblitt will continue to receive the severance benefits for up to 18 months commencing on the date of termination. In the event of a termination without cause, in addition to payment of the single severance payment for Messrs. Ziman, Coleman, Peddicord and Noblitt, any unvested stock options will become fully vested as of the date of termination. In addition, if any of Messrs. Ziman's, Coleman's, Peddicord's or Noblitt's severance payments or benefits are deemed to be parachute payments under the Internal Revenue Code, Arden Realty has agreed to make additional payments to the executive to compensate him for the additional tax obligations.

STOCK OPTION AND INCENTIVE PLAN

         We adopted the 1996 Stock Option and Incentive Plan for the purpose of attracting and retaining executive officers, directors and employees. The plan is qualified under Rule 16b-3 under the Securities Exchange Act of 1934. The plan is administered by the Compensation Committee and provides for the granting of stock options, stock appreciation rights or restricted stock with respect to up to 6.5 million Common Shares to executives or other key employees. Stock options may be granted in the form of "incentive stock options", as defined in
Section 422 of the Code, or non-statutory stock options and, subject to the time vesting provisions of each grant, are exercisable for up to 10 years following the date of grant. The exercise price of each option will be set by the Compensation Committee, provided, however, that the price per share must be equal to or greater than the fair market value of our Common Shares on the grant date.

         The plan also provides for the issuance of stock appreciation rights which will generally entitle a holder to receive cash or stock, as determined by the Compensation Committee, at the time of exercise equal to the difference between the exercise price and the fair market value of the Common Shares. In addition,the plan permits us to issue shares of restricted stock to executives or other key employees upon terms and conditions as determined by the Compensation Committee.

401(K) PLAN

         The Arden Realty 401(k) Plan and Trust covers our eligible employees and any designated affiliates.

         The 401(k) Plan permits our eligible employees to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees are generally eligible to participate in the 401(k) Plan after four months of service. During 2000, we made matching contributions to the 401(k) Plan equal to 50% of each participating employee's contribution with a maximum match of 5% of annual compensation. Beginning in 2001, we began making matching contributions to the 401(k) Plan equal to 75% of each participating employee's contribution with a maximum match of 7.5% of annual compensation. Employees vest 25% in our matching contributions for each full year of service, vesting 100% after four full years of service.

         The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that our contributions are deductible by us when made.

                   BOARD OF DIRECTORS, MEETINGS AND ATTENDANCE

         Pursuant to our charter, we have seven directors, who are divided into three classes, as nearly equal in number as possible. The director classes currently consist of: two members whose terms will expire at this annual meeting, two members whose terms will expire at the 2002 annual meeting of stockholders and three members whose terms will expire at the 2003 annual meeting of stockholders.

         Our Board of Directors held thirteen meetings during our last full fiscal year. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

BOARD COMMITTEES

         Our Board has an Audit Committee, an Executive Committee, a Compensation Committee, and an Acquisition Committee.

         AUDIT COMMITTEE. The Audit Committee consists of Mr. Good, its Chairman, and Messrs. Covitz and Flax. All members of the Audit Committee are independent of our management and are financially literate. As a senior partner in an accountancy corporation, Mr. Good also has significant accounting and related financial management expertise.

         The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and report the results of their activities to the Board. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements.

         The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of our Audit Committee to maintain free and open communication between the Audit Committee, independent auditors, and our management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Arden Realty and the power to retain outside counsel, or other experts for this purpose.

        The Board has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.

The Audit Committee met six times during 2000.

         EXECUTIVE COMMITTEE. The Executive Committee consists of Mr. Ziman, its Chairman, and Mr. Coleman. Subject to our conflict of interest policies, the Executive Committee has authority to dispose of real property and the power to authorize on behalf of the full Board of Directors the execution of certain contracts and agreements, including those related to our debt financings.

The Executive Committee did not meet during 2000.

         COMPENSATION COMMITTEE. The Compensation Committee consists of Mr. Roath, its Chairman, and Messrs. Good and Gold. The function of the Compensation Committee is to:

o establish, review, modify, and adopt compensation plans and arrangements for our employees and consultants; and

o review, determine and establish the compensation including salaries, bonuses, stock option grants and restricted stock awards for our officers.

         There are no Compensation Committee interlocks and none of our employees participate on the Compensation Committee.

The Compensation Committee met four times during 2000.

         ACQUISITIONS COMMITTEE. The Acquisitions Committee consists of Mr. Ziman, its Chairman, and Messrs. Coleman, and Covitz. The Acquisition Committee has the authority to approve the acquisition of real property with purchase prices up to $20 million. Any acquisitions greater in amount require full Board approval.

The Acquisitions Committee met one time during 2000.

COMPENSATION OF DIRECTORS

         Each director received annual compensation of $25,000 for their services. Each director also receives $1,000 for each Board meeting attended and an additional $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a Board meeting. Each director who is not an employee is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Directors who are also our officers are not paid any directors' fees.

         In addition, under our Stock Option and Incentive plan, upon his initial appointment to the Board, each non-employee director is automatically granted options to purchase 10,000 Common Shares at the then current market price. These initial options vest during the directors' continued service over a four year period at a rate of 2,500 Common Shares per year on the anniversary date of such grant.

         On October 15, 1997, each non-employee director was granted options to purchase an additional 10,000 Common Shares at the closing price on such date ($32.25). On December 15, 1998, each non-employee director was granted options to purchase an additional 40,000 Common Shares at the closing price on such date ($22.50). On November 30, 1999, each non-employee director was granted options to purchase an additional 10,000 Common Shares at the closing price on such date ($19.25). On July 27, 2000, each non-employee director was granted options to purchase an additional 50,000 Common Shares at the closing price on such date ($25.50). These options vest during the directors' continued service over a three-year period, with one third of the options vesting on each anniversary of the grant date. The following table sets forth certain information concerning exercised and unexercised options held by non-employee directors as of December 31, 2000:

                                                          Number of Common Shares underlying       Exercise
                                                                  options granted (#)                Price           Expiration
Name                                                      Exercisable           Unexercisable      Per Share            Date
----                                                      -----------           -------------      ---------            ----
Carl D. Covitz...................................             10,000                  --          $   20.00           10/04/06
                                                              10,000                  --              32.25           10/15/07
                                                              26,667              13,333              22.50           12/15/08
                                                               3,333               6,667              19.25           11/30/09
                                                                  --              50,000              25.50            7/27/10

Larry S. Flax....................................              7,500               2,500          $   27.00           2/13/07
                                                              10,000                  --              32.25           10/15/07
                                                              26,667              13,333              22.50           12/15/08
                                                               3,333               6,667              19.25           11/30/09
                                                                  --              50,000              25.50            7/27/10

Peter S. Gold....................................              5,000               5,000          $   25.94           7/22/08
                                                              26,667              13,333              22.50           12/15/08
                                                               3,333               6,667              19.25           11/30/09
                                                                  --              50,000              25.50            7/27/10

Steven C. Good...................................             10,000                  --          $   20.00           10/04/06
                                                              10,000                  --              32.25           10/15/07
                                                              26,667              13,333              22.50           12/15/08
                                                               3,333               6,667              19.25           11/30/09
                                                                  --              50,000              25.50            7/27/10

Kenneth B. Roath.................................             10,000                  --          $   20.00           10/04/06
                                                              10,000                  --              32.25           10/15/07
                                                              26,667              13,333              22.50           12/15/08
                                                               3,333               6,667              19.25           11/30/09
                                                                  --              50,000              25.50            7/27/10

                                      -12-

AUDIT COMMITTEE REPORT

         The Audit Committee oversees Arden Realty's financial reporting process on behalf of the Board of Directors. Management of Arden Realty has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements as of and for the year ended December 31, 2000 to be included in the Annual Report on Form 10-K with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, as well as the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AV380). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

         Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2000 be included in Arden Realty's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                Audit Committee

                                Steven C. Good, Chairman
                                Carl D. Covitz
                                Larry S. Flax

March 29, 2001

FEES PAID TO INDEPENDENT AUDITOR

         The fees paid to Ernst & Young, LLP, our independent auditors, during the 2000 fiscal year are as follows:

                                                                       Fees Paid
                                                                       ---------

         Audit Fees (1)...........................................   $   286,000
         Other Audit Fees (2).....................................       211,000
         Financial Information Systems Design
           and Implementation Fees................................            --
         All Other Fees:
             Tax Services (3).....................................       254,000
             Other Services (4)...................................       139,000
                                                                     -----------
                                                                     $   890,000

        (1) Includes the aggregate fees billed for professional services rendered by Ernst & Young, LLP for the audit of our annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the year 2000.

        (2) Includes fees for a three year audit of Arden Realty Limited Partnership and related audit work performed in connection with the preparation of two registration statements that were filed in connection with our two unsecured debt offerings in 2000. (3)

        (3) Includes tax consultation fees as well as tax return preparation fees for Arden Realty, Inc., Arden Realty Limited Partnership, six mortgage finance partnerships and one joint venture partnership.

        (4) Includes fees for strategic planning assistance, consultation regarding the formation of a taxable REIT subsidiary, executive compensation consultation and an information technology security profiling review.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is composed of the three non-employee directors whose names appear at the end of this report, each has general review authority over compensation levels of all corporate officers and key management personnel, oversees benefit and compensation programs, and, from time to time, considers and recommends new programs to the Board.

         The Compensation Committee is responsible for reviewing the performance of, and recommending to the Board, the compensation of Mr. Ziman, our Chairman of the Board and Chief Executive Officer. The Board has the final authority to set Mr. Ziman's compensation.

         In 2000, Mr. Ziman received an annual base salary of $487,500 pursuant to his employment agreement, as well as a performance-based cash bonus of $450,000. In determining the amount of the cash bonus to Mr. Ziman, the Compensation Committee considered the overall performance of Arden Realty for 2000 as compared to other real estate investment trusts. In addition, Mr. Ziman received restricted stock awards totaling 80,000 Common Shares that vest equally over five years on the anniversary date of the awards and an option grant exercisable for 200,000 Common Shares that vest equally over three years on the anniversary date of the grant. The Compensation Committee believes that the restricted stock awards and the option grant to Mr. Ziman in 2000 is consistent with the long-term performance objectives of Arden Realty, and is also consistent with the Compensation Committee's philosophy to link a substantial portion of the chief executive officer's compensation with the long-term value created for our stockholders.

         The Compensation Committee also reviews the individual performance level for other senior executives whose compensation is detailed in this Proxy Statement.

         Set forth below is a report of the Compensation Committee addressing our compensation policies for 2000.

OVERALL POLICY

         The key elements of our senior executive compensation program consist of base salary, cash bonuses and a long-term incentive opportunity. The program is intended to enable us to attract, motivate, and retain senior executives, by providing a fully competitive total compensation package based on both individual and corporate performance, taking into account both annual and long-term performance goals, and recognizing individual initiative and achievement. In the view of the Compensation Committee, the program fully satisfied those goals in 2000.

         The program employs cash incentives based upon performance and restricted stock awards and stock options with time vesting provisions. The Compensation Committee endorses the view that performance-based annual cash compensation and stock-based long-term incentives aid in aligning management's and stockholders' interests and enhance value to stockholders. Accordingly, these elements play an important role in the total compensation packages for our executive officers.

ANNUAL COMPENSATION PROGRAM

         Annual total cash compensation for senior executives consists of base salary and performance based cash bonuses.

         Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at other real estate companies.

         The amount of bonus awards is determined by evaluating the performance of the senior executive and Arden Realty's overall performance.

LONG-TERM INCENTIVE PROGRAM

         The long-term incentive program for senior executives consists of the use of stock options and restricted stock awards. In 2000, all of our senior executives participated in the long-term incentive program. The primary purpose of the program is to offer an incentive for the improvement of our long-term performance and promote growth in stockholder value.

         Options and restricted stock awards may be granted under the program to our senior executives at the discretion of the Compensation Committee. The exercise price for all option shares granted to senior executives is the fair market value on the date of the grant and vest equally on an annual basis, typically over a two to three year period.

         Annual compensation, restricted stock awards and stock options granted to our senior executive officers in 2000 are summarized in the Executive Compensation Table of this Proxy Statement.

                                Compensation Committee

                                Kenneth B. Roath, Chairman
                                Peter S. Gold
                                Steven C. Good
Date: April 13, 2001

         THE ABOVE REPORT OF THE COMPENSATION COMMITTEE WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY ARDEN REALTY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE SAME BY REFERENCE.

PERFORMANCE GRAPH

         The following line graph compares the change in our cumulative stockholder return on our Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index and the NAREIT Equity REIT Total Return Index, or the NAREIT Index, from October 3, 1996, the effective date of our initial public offering, to December 31, 2000. The graph assumes the investment of $100 in our Common Shares and each of the indices on October 3, 1996 and the reinvestment of all distributions. The return shown on the graph is not necessarily indicative of future performance.

[PERFORMANCE GRAPH SHOWN HERE]

                                                                                   Period Ending
                                                        ---------------------------------------------------------------------
                                                        10/04/96    12/31/96    12/31/97     12/31/98    12/31/99    12/31/00
                                                        --------    --------    --------     --------    --------    --------
Index
Arden Realty Inc.                                        100.00       124.44      146.85      118.54       111.28      150.38
S&P 500                                                  100.00       106.05      141.45      181.82       220.08      200.04
NAREIT All Equity REIT Index                             100.00       118.24      142.19      117.31       111.89      141.40

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which Common Units in Arden Realty Limited Partnership, are exchangeable) as of March 31, 2001 for
(1) each person known by us to be the beneficial owner of five percent or more of our outstanding Common Shares, (2) each director and each named executive officer and (3) our directors and officers as a group. Except as indicated below, all such Common Shares are owned directly, and the indicated person has sole voting and investment power.

                                                                                                             Percentage of
                                                                                Number of                    Common Shares
Name and Address (1)                                                          Common Shares (2)               Outstanding
--------------------                                                          -----------------              -------------
Cohen & Steers Capital Management, Inc..........................                 6,559,900 (3)                    10.33%
   757 Third Avenue
   New York, NY  10017

Morgan Stanley Dean Witter......................................                 5,859,436                          9.2%
   1585 Broadway
   New York, NY  10036

European Investors, Inc.........................................                 3,564,599 (4)                      5.63%
   667 Madison Avenue
   New York, NY  10021

Stichting Pensioenfonds ABP.....................................                 3,295,895 (5)                      5.19% (4)
   Oude Lindestraat 70
   Postbus 2889
   6401 DL Heerlen
   The Netherlands

Richard S. Ziman................................................                 2,712,789 (6)                      4.26%

Victor J. Coleman...............................................                 1,498,591 (7)                      2.35%

Andrew J. Sobel.................................................                   285,750 (8)                        *

Robert C. Peddicord.............................................                    93,834 (9)                        *

Randy J. Noblitt................................................                    70,500 (9)                        *

Carl D. Covitz..................................................                    50,000 (10)                       *

Larry S. Flax...................................................                    58,500 (11)                       *

Peter S. Gold...................................................                    39,000 (12)                       *

Steven C. Good..................................................                    51,600 (13)                       *

Kenneth B. Roath................................................                    50,000 (10)                       *

All directors and officers as a group (16 persons)..............                 5,357,584 (14)                     8.4%

* Less than one percent.

(1) Unless otherwise indicated, the address for each of the persons listed is 11601 Wilshire Boulevard, Fourth Floor, Los Angeles, CA 90025.

(2) The number of Common Shares beneficially owned is based on the Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of Common Shares beneficially owned by a person assumes that all Common Units held by the person are exchanged for Common Shares, that none of the Common Units held by other persons are so exchanged, that all options and warrants exercisable within 60 days of March 31, 2001 to acquire Common Shares held by the person are exercised, that no options or warrants to acquire Common Shares held by other persons are exercised and that all restricted stock awards are fully vested.

(3) Represents the number of Common Shares owned pursuant to a Form 13G filed with the Securities and Exchange Commission on February 14, 2001.

(4) Represents the number of Common Shares owned pursuant to a Form 13G filed with the Securities and Exchange Commission on January 9, 2001.

(5) Represents the number of Common Shares owned pursuant to a Form 13D filed with the Securities and Exchange Commission on February 15, 2001.

(6) Includes (a) 226,342 Common Units owned by Mr. Ziman, (b) 441,212 Common Units owned by entities which are 100% owned by Mr. Ziman, (c) 136,674 Common Units owned by a family partnership, in which Mr. Ziman has shared voting and investment power and of which Mr. Ziman is a 20% general partner and disclaims beneficial ownership of the remaining 80% in which he has no pecuniary interests, (d) 88,962 Common Units owned of record by two Trusts, of which Mr. Ziman is the trustee with sole voting and disposition power,
     (e) 80,000 shares related to restricted stock awards, and (f) 962,167 shares related to exercisable stock options.

(7) Includes (a) 282,388 Common Units owned by a family trust of which Mr. Coleman is the trustee with sole voting and disposition power, (b) 99,458 Common Units owned by an entity which is 100% owned by Mr. Coleman, (c) 60,000 shares related to restricted stock awards, and (d) 696,667 shares related to exercisable stock options.

(8) Includes 170,000 shares related to exercisable stock options and 110,000 shares related to restricted stock awards.

(9) Represents 20,500 shares related to restricted stock awards and shares related to exercisable stock options.

(10) Includes 50,000 shares related to exercisable stock options.

(11) Includes 47,500 shares related to exercisable stock options.

(12) Includes 4,000 shares which are owned of record by a family trust of which Mr. Gold is a co-trustee with shared investment and voting power and 35,000 shares related to exercisable stock options.

(13) Includes 1,200 shares held in trust by the Good Swartz & Berns Pension Plan, 400 shares in Mr. Good's 401(k) Plan with Good, Swartz & Berns and 50,000 shares related to exercisable stock options.

(14) Includes 2,546,338 shares related to exercisable stock options and 82,000 shares related to restricted stock awards.

                     COMPLIANCE WITH FEDERAL SECURITIES LAWS

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the directors and executive officers, and persons who own more than 10% of a registered class of the equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of copies of such forms received by us with respect to fiscal 2000, or written representations from certain reporting persons, we believe that during fiscal 2000 all of our directors and executive officers and persons who own more than 10% of the Common Shares complied with the reporting requirements of Section 16(a), except for late filings relating to exempt transactions occurring in prior years, as follows: Richard S. Ziman a Form 5 for one exempt transaction in 1997 and David
A. Swartz a Form 3 for two exempt transactions in 1998 and for one exempt transaction in 1999.

                        PROPOSAL 1: ELECTION OF DIRECTORS


         Pursuant to our Charter, we have seven directors, who are divided into classes, as nearly equal in number as possible. The directors currently are divided into three classes, consisting of two members whose terms will expire at this annual meeting, two members whose terms will expire at the 2002 annual meeting of stockholders and three members whose terms will expire at the 2003 annual meeting of stockholders.

         Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at this annual meeting, the nominees for election will be elected to hold office for a term of three years until the annual meeting of stockholders to be held in the year 2004, and until their respective successors are duly elected and qualified.

         EXCEPT WHERE OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES LISTED BELOW. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

         The information below relating to the nominees for election as director and for each of the other directors whose terms of office continue after the annual meeting has been furnished to us by the respective individuals.

NOMINEES FOR DIRECTOR

         PETER S. GOLD. Mr. Gold, 75, has served as a member of our Board of Directors since July 1999. During a career that spanned more than 30 years at Price Pfister, Inc., Mr. Gold served as owner, President, Chairman and Chief Executive Officer. Price Pfister, Inc., is one of the largest faucet manufacturers in the world. Mr. Gold executed a leveraged buyout of Price Pfister, Inc. and eventually took that company public in 1987 before selling it in 1988. Mr. Gold remained in his position as Chairman and Chief Executive Officer of Price Pfister, Inc. until his retirement in 1990. Mr. Gold is a Director Emeritus of Home Depot, Inc., and is currently a chairman and a member of the board of trustees of two private organizations. Mr. Gold attended the University of Southern California, received his Juris Doctor Degree from Southwestern University School of Law and received a Doctor of Humane Letters from Pitzer College. If elected, Mr. Gold's term as Director will expire at the 2004 annual meeting of stockholders.

         STEVEN C. GOOD. Mr. Good, 58, has served as a member of our Board of Directors since our formation as a public company in October 1996. Mr. Good is the senior partner in the firm of Good Swartz & Berns, an accountancy corporation founded in 1993, which evolved from the firm of Block, Good and Gagerman, which he founded in 1976. Prior to 1976, Mr. Good reached the level of partner at Laventhol & Horwath, a national accounting firm, and later at Freedman Morse Horowitz & Good. Mr. Good is a founder and past Chairman of CU Bancorp, where he was chairman of the bank's operations from 1982 through 1992. For the past eleven years he has been a member of the Board of Directors of Opto Sensors, Incorporated. Mr. Good received his Bachelor of Science in Business Administration from the University of California at Los Angeles and attended UCLA's Graduate School of Business. If elected, Mr. Good's term as Director will expire at the 2004 annual meeting of stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The directors will be elected by a favorable vote of a plurality of all votes cast at a meeting at which a quorum is present. For purposes of the election of the directors, abstentions will count toward calculation of a quorum but will not be counted as votes cast and will have no effect on the results of the vote. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF PETER S. GOLD AND STEVEN C. GOOD TO SERVE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2004 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

         Information concerning the other directors whose terms do not expire at the Annual Meeting is set forth below.

         RICHARD S. ZIMAN. Our Chairman of the Board and Chief Executive Officer. Biographical information regarding Mr. Ziman is set forth under "Executive Officers" in this Proxy Statement. Mr. Ziman's term as a Director is scheduled to expire at the year 2002 annual meeting of stockholders.

         VICTOR J. COLEMAN. Our President and Chief Operating Officer. Biographical information regarding Mr. Coleman is set forth under "Executive Officers" in this Proxy Statement. Mr. Coleman's term as a Director is scheduled to expire at the year 2002 annual meeting of stockholders.

         CARL D. COVITZ. Mr. Covitz, 62, has served as a member of our Board of Directors since our formation as a public company in October 1996. For the past 20 years, Mr. Covitz has served as the owner and President of Landmark Capital, Inc., a national real estate development and investment company involved in the construction, financing, ownership and management of commercial, residential and warehouse properties. Mr. Covitz has also previously served, from 1990 to 1993, as Secretary of the Business, Transportation & Housing Agency of the State of California as well as Under Secretary and Chief Operating Officer of the U.S. Department of Housing and Urban Development from 1987 to 1989. Mr. Covitz is on the Board of Trustees of the SunAmerica Annuity Mutual Funds and the Kayne Anderson Funds. Mr. Covitz was the founding Chairman and is currently on the Board of Directors of Century Housing Corporation and is the past Chairman of the Board of several organizations including the Federal Home Loan Bank of San Francisco and the Los Angeles City Housing Authority. Mr. Covitz received his Bachelor's Degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Columbia University Graduate School of Business. Mr. Covitz's term as Director will expire at the year 2003 annual meeting of stockholders.

         LARRY S. FLAX. Mr. Flax, 58, has served as a member of our Board of Directors since December 1996. Mr. Flax is Co-Founder and Co-Chairman of the Board of California Pizza Kitchen. Prior to becoming a restaurateur in 1985, Mr. Flax served in Los Angeles as Assistant U.S. Attorney from 1968 to 1972, Chief of Civil Rights from 1970 to 1971 and Assistant Chief of the Criminal Division for the United States Department of Justice from 1971 to 1972. Mr. Flax attended the University of Washington as an undergraduate and received his Juris Doctor from the University of Southern California Law School in 1967. Mr. Flax's term as a Director will expire at the year 2003 annual meeting of stockholders.

         KENNETH B. ROATH. Mr. Roath, 65, has served as a member of our Board of Directors since our formation as a public company in October 1996. Mr. Roath is currently Chairman, President and Chief Executive Officer of Health Care Property Investors, Inc., a leader in the health care REIT industry. Mr. Roath is past Chairman of the National Association of Real Estate Investment Trusts, or NAREIT, and also serves as a special member of the Board of Governors and is a past member of the Executive Committee of NAREIT. He is a director of Franchise Finance Corporation of America. Mr. Roath received his Bachelor's Degree in accounting from San Diego State University. Mr. Roath's term as a Director will expire at the year 2003 annual meeting of stockholders.

                        PROPOSAL 2: STOCKHOLDER PROPOSAL

         The Service Employees International Union, 1313 L Street, NW, Washington D.C., 20005, beneficial owner of 150 Common Shares, has informed us that it intends to present the following proposal at our 2001 annual meeting. If the stockholder or its representative who is qualified under Maryland law is present at the annual meeting and submits this proposal for a vote, then the stockholder proposal will be voted upon at the annual meeting. In accordance with law, we include the stockholder proposal and supporting statement exactly as submitted by the stockholder. We disclaim all responsibility for the content of the proposal and the supporting statement.

STOCKHOLDER PROPOSAL

         "Resolved: The shareholders of Arden Realty, Inc. request the Board of Directors to redeem the shareholder rights issued in August 1998 unless such issuance is approved by the affirmative vote of the outstanding shareholders, to be held as soon as is practicable.

SUPPORTING STATEMENT

         On August 14, 1998, the Board of Directors of Arden Realty issued, without shareholder approval, certain shareholder rights pursuant to a Shareholder Rights Plan. These rights are a type of anti-takeover device, commonly referred to as a "poison pill," which injure shareholders by reducing management accountability and adversely affecting shareholder value.

         While management and the Board of Directors should have the appropriate tools to ensure that all shareholders benefit from any proposal to acquire the Company, the future possibility of takeover does not justify the unilateral imposition of a poison pill. As Nell Minow and Robert Monks note in their book Power and Accountability, poison pills "amount to major de facto shifts of voting rights away from shareholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders."

         Rights plans like ours have become increasingly unpopular in recent years. Last year, a majority of shareholders at Quaker Oats, Anheuser-Busch, Baxter International, Electronic Data Systems, Mattel and Southwest Airlines among others, voted in favor of proposals asking management to redeem or repeal poison pills. In addition, the Council of Institutional Investors -- an organization of large corporate and public pension plans -- calls for shareholder approval of all poison pills in its Shareholder Bill of Rights.

         To assure shareholders that management and Board of Directors respect the right of shareholders to participate in the fundamental decisions that affect the Company's governance and performance, we urge the Company to redeem the Shareholder Rights Plan or subject it to a vote as soon as may be practical."

BOARD RESPONSE TO THE STOCKHOLDER PROPOSAL

THE BOARD RECOMMENDS YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

         The Board adopted our current Stockholders Rights Agreement, or Plan, in 1998 to protect our stockholders against abusive takeover tactics and to ensure that each stockholder would be treated fairly in any transaction involving an acquisition of control of Arden Realty. The purpose of the Plan was to strengthen the Board's ability, in a manner consistent with its duties, to protect and maximize the value of stockholders' investment in us in the event of an unsolicited attempt to acquire control of us.

         The Board, of which five of seven members are independent, non-employee members, believes that our Plan encourages potential acquirers to negotiate in good faith directly with the Board, which is in the best position to evaluate the adequacy and fairness of proposed offers and to negotiate on behalf of all stockholders. The Plan was designed to guard against hostile tender offers made for less than a full and fair price, open market accumulations and other abusive tactics used to gain control of us without paying all stockholders a premium. Without the protections and benefits of the Plan, the Board could lose important bargaining power in negotiating a transaction with a potential acquiror or pursuing potentially superior alternatives. The Plan is not intended to, and will not, prevent a takeover on terms determined by the Board to be fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder's initiation of a proxy contest. If the Board determines that an offer adequately reflects our value and is in the best interests of all stockholders, the Board may redeem the Plan.

         Several studies performed in 1997 and 1998 by Georgeson & Co., a nationally recognized investor relations firm, about the impact of shareholder rights plans, validate the Board's rationale for the Plan. These studies demonstrate that a target company with a rights plan is likely to command a higher premium than one without a plan and is no less likely to become a takeover target. Over 2,000 companies have adopted stockholder rights plans similar to the Plan. In addition, in 1999 the General Assembly of Maryland, where we are incorporated, specifically validated stockholder rights plans.

         Your Board's commitment has always been, and always will be, to serve the best interest of Arden Realty. Your Board's legal responsibilities and duties require it to act in the best interest of Arden Realty, including protecting stockholder interest and maximizing stockholder value in the event of a takeover bid. To this end, the Board believes that a stockholder rights agreement, which the Board has adopted and may amend without stockholder approval, provides the Board with the ability to respond to a takeover bid in beneficial ways not available to individual stockholders. Thus, your Board believes that a requirement for stockholders to approve the Plan or any new rights plan undermines the Board's power to fulfill its legal responsibilities and duties and advance stockholder interests.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The stockholder proposal must be approved by a majority of the votes cast, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the result of the stockholder proposal vote.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

                                    AUDITORS

         Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board of Directors has retained Ernst & Young, LLP as our auditors for the current fiscal year. The Board of Directors has been advised that Ernst & Young, LLP is independent with regard to us within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         In order for stockholder proposals otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement, they must be received by us at our principal office in Los Angeles, California, on or before January 14, 2002.

         In addition, if a stockholder desires to bring business (including director nominations) before our 2002 Annual Meeting that is or is not the subject of a proposal timely submitted for inclusion in our Proxy Statement, written notice of such business, as prescribed in our Bylaws, must be received by our Secretary between December 15, 2001 and January 14, 2002. For additional requirements, a stockholder may refer to our Bylaws, Section 12, "Nominations and Stockholder Business," a copy of which may be obtained from our Corporate Secretary. If we do not receive timely notice pursuant to our Bylaws, any proposal will be excluded from consideration at the meeting regardless of any earlier notice provided in accord with SEC Rule 14a-8.

                           PROXY SOLICITATION EXPENSE

         We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. Our directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will also request persons, firms and corporations holding shares beneficially owned by others to send proxy materials to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.


April 13, 2001


                                By Order of the Board of Directors



                                /s/ David A. Swartz
                                -------------------
                                David A. Swartz
                                General Counsel and Secretary

                                   APPENDIX A

AUDIT COMMITTEE CHARTER

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

o The Audit Committee shall have a clear understanding with Arden Realty's management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of our stockholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from Arden Realty and Arden Realty's management and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee will review and recommend to the Board the selection of our independent auditors, subject to stockholders' approval.

o The Audit Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Audit Committee will discuss with Arden Realty's management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Arden Realty's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Audit Committee will meet separately with the independent auditors, with and without Arden Realty's management present, to discuss the results of their examinations.

o The Audit Committee shall review the interim financial statements with Arden Realty's management and the independent auditors prior to the filing of Arden Realty's Quarterly Report on Form 10-Q. Also, the Audit Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

o The Audit Committee shall review with Arden Realty's management and the independent auditors the financial statements to be included in Arden Realty's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee will discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

This charter governs the operations of the Audit Committee and it was approved by the full Board on April 17, 2000. The Audit Committee will review and reassess the charter at least annually.